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                                                                    EXHIBIT 25.1
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM T-1

       STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

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              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                    TRUSTEE PURSUANT TO SECTION 305(b)(2)[__]

                             RELIANCE TRUST COMPANY
               (Exact name of trustee as specified in its charter)

           Georgia                                          58-1428634
(jurisdiction of incorporation if                (I.R.S. Employer Identification
   not a U.S. national bank)                                 Number)

    3385 Peachtree Road, N.E.
          Suite 900
       Atlanta, Georgia                                       30326
(Address of principal executive                             (Zip Code)
          offices)

                             Reliance Trust Company
                            3385 Peachtree Road, N.E.
                                    Suite 900
                             Atlanta, Georgia 30339
                             Attn: Richard D. Thayer
                              Senior Vice President
                                 (404) 266-0663
            (Name, address and telephone number of agent for service)

                       FOUNDATION CAPITAL RESOURCES, INC.
               (Exact name of obligor as specified in its charter)

              Georgia                                       58-2557344
(jurisdiction of incorporation if not            (I.R.S. Employer Identification
       a U.S. national bank)                                 Number)

    Foundation Capital Resources, Inc.
        733 North State Street
         Jackson, Mississippi                                39202
(Address of principal executive offices)                   (Zip Code)

                               ------------------

                          Certificates of Indebtedness
                       (Title of the indenture securities)

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1.    General Information.  Furnish the following information as to the trustee:
      -------------------

      (a) Name and address of each examining or supervising authority to which it is subject.

           Department of Banking and Finance of the State of Georgia 2990 Brandywine Road, Suite 200
           Atlanta, Georgia

      (b)  Whether it is authorized to exercise corporate trust powers.

           Yes.


2.    Affiliations with the obligor.
      -----------------------------

      If the obligor is an affiliate of the trustee, describe each such affiliation.

      None.


16.   List of Exhibits.
      ----------------

List below all exhibits filed as a part of this statement of eligibility (Exhibits identified in parenthesis below, on file with the Commission, are incorporated by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 and 17 C.F.R. 229.10(d)).

(1)   A copy of the Articles of Incorporation of the trustee as now in effect.

(2) A copy of the certificate of authority of the trustee to commence business (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-1742).

(3) A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement
      No. 333-1742).

(4) A copy of the existing by-laws of the trustee, as amended to date (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-1742).

(6) The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

(7) A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

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                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Reliance Trust Company, a banking corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and the State of Georgia, on the 17th day of April, 2002.

                                      RELIANCE TRUST COMPANY


                                      By:      /s/ RICHARD D. THAYER
                                         ---------------------------------------
                                               Richard D. Thayer
                                               Senior Vice President

                                       -3-

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                              EXHIBIT 1 TO FORM T-1


                AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
                             RELIANCE TRUST COMPANY

                               as of June 1, 2001

1.   Name:  The name of the bank and trust company is:

                             RELIANCE TRUST COMPANY

2. Registered Office: The registered office of Reliance Trust Company shall be 3384 Peachtree Road, N.E., Suite 900, Atlanta, Fulton County, Georgia 30326

3. Purposes and Powers: Reliance Trust Company is incorporated under the provisions of the Financial Institutions Code of Georgia (Acts 1974,
     pp. 705, et. seq.), as a bank and trust company for the following purposes:
              --  ---

              To receive money or commercial paper for deposit, and provide by its rules or by agreement for the terms of withdrawal and interest thereon; to act as an agent to collect checks, drafts and other items of commercial paper and in exercising this power to become a member of a clearinghouse and grant security interests in its assets for its qualification therein; to lend money and discount or purchase evidence of indebtedness and agreements for the payment of money, and to take security title to and security interests in real or personal property to secure obligations owing thereunder; to service loans made by it or by others whether or not held by the bank and trust company; to issue, advise and confirm letters of credit authorizing the beneficiaries thereof to draw upon the bank and trust company or its correspondents; to receive money for transmission; to buy and sell exchange, coin and bullion; and provide third party payments services; and to provide a full line of trust services to the general public, including without limitation, services as fiduciary, investment advisor, custodian of property, agent or attorney-in-fact, register or transfer agent of securities, fiscal agent of the United States, a state or a public body thereof, a corporation or a person, or the treasurer of a public body or of a non-profit corporation.

              IN FURTHERANCE OF AND NOT IN LIMITATION of the general powers conferred by the laws of the State of Georgia and the objects and purposes herein set forth, it is expressly provided that to such extent as a bank and trust company organized under

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     the Financial Institutions Code of Georgia may now or hereafter lawfully do, the bank and trust company shall have power to do, either as principal or agent and either alone or in connection with other corporations, firms or individuals, all and everything necessary, suitable, convenient or proper for, or in connection with other corporations, firms or individuals, all and everything necessary, suitable, convenient or proper for, or in connection with, or incident to, the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of the bank and trust company or to enhance the value of its properties; and in general to do any and all things and exercise any and all powers, rights, and privileges which a bank and trust company may now or hereafter be authorized to do or to exercise under the Financial Institutions Code of Georgia or under any act amendatory thereof, supplement thereto or substituted therefor.

The foregoing provisions of this Article 3 shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration or specific purposes and powers herein specified shall, except when otherwise provided in this Article III, be in no wise limited or restricted by reference to, or inference from the terms of any provision of this or any other Article or these Articles of Incorporation. Notwithstanding the foregoing, the purposes and powers shall be exercisable by the bank and trust company only to the extent authorized by the Georgia Department of Banking and Finance.

4.   Duration:  The bank and trust company shall have perpetual duration.

5. Capital Stock: The bank and trust company shall have authority to issue five million shares of common stock of Three and Seventy-Five/Hundredths Dollars ($3.75) par value.

6. Preemptive Rights: The shareholders of the common stock of RELIANCE TRUST COMPANY shall have no preemptive rights to acquire or have offered to them shares, option rights, or securities having conversion or option rights, of the bank and trust company in proportion to their holdings of shares of such class.

7. Director Liability: The personal liability of each director of Reliance Trust Company to its shareholders for monetary damages for breach of duty of care or other duties as a director is hereby eliminated pursuant to O.C.G.A.ss.ss.7-1-493(e) and 14-2-171(b)(3). The provision of this Article shall not eliminate or limit the liability of a director for (a) any appropriation, in violation of his duties, of any business opportunity of the Company; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) the types of liabilities set forth in O.C.G.A.ss.7-1-494, a copy of which is attached hereto as Appendix 1; (d) any transaction from which the director derived an improper personal benefit; or (e) any acts or omissions occurring prior to December 4, 1987.

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         IN WITNESS WHEREOF, the undersigned executes these Amended and Restated
Articles of Incorporation this 31st day of May, 2001.

                                        RELIANCE TRUST COMPANY

                                        By:      /s/  Kenneth J. Phelps
                                             -----------------------------------
                                                 Kenneth J. Phelps, President

                                        Attest: /s/ Ronald D. Stallings
                                               ---------------------------------
                                                 Ronald D. Stallings, Secretary

                                                (Corporate Seal)

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                                   APPENDIX 1
                                       TO
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                             RELIANCE TRUST COMPANY

O.C.G.A.ss.7-1-494.

(a) In addition to any other liabilities imposed by law upon directors of a bank or trust company:

         (1) Directors of a bank or trust company who vote for or assent to the declaration of any dividend or other distribution of the assets of a bank or trust company to its shareholders which is not authorized by this chapter or is contrary to any restrictions contained in the articles shall be jointly and severally liable to the bank or trust company for the amount of such dividend which is paid or the value of such assets which are distributed in excess of the amount of such dividend or distribution which could have been paid or distributed without a violation of the provisions of this chapter or the restrictions in the articles to the extent that any depositor, creditor, or shareholder of the bank or trust company has suffered damage as a result thereof; and

         (2) The directors of a bank or trust company who vote for or assent to any distribution of assets of a bank or trust company to its shareholders during the voluntary liquidation of the bank or trust company without the payment and discharge of, or making adequate provisions for, all known debts, obligations, and liabilities of the bank or trust company shall be jointly and severally liable to the bank or trust company for the value of such assets which are distributed, to the extent that such debts, obligations, and liabilities of the bank or trust company are not thereafter paid and discharged.

(b) A director of a bank or trust company who is present at a meeting of its board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail or statutory overnight delivery to the secretary of the bank or trust company within 24 hours after the adjournment of the meeting. Such right to dissent shall not apply to a director who, being present at the meeting, failed to vote against such action.

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(c) A director shall not be liable under subsection (a) of this Code section if he relied and acted in good faith upon financial information of the bank or trust company represented to him to be correct by the president or the officer of the bank or trust company having charge of its books of account or stated in a written report by an independent or certified public accountant or firm of such accountants to reflect fairly the financial condition of such bank or trust company; nor shall he be so liable if in good faith in determining the amount available for any such dividend or distribution he considered the assets to be represented fairly on the books of the bank.

(d) Any director against whom any claim shall be asserted under or pursuant to this Code section for the payment of a dividend or other distribution of assets of a bank or trust company and who shall be held liable thereon shall be entitled to contribution from the shareholders who, knowing such dividend or distribution to have been made in violation of this chapter, accepted or received any such dividends or assets in proportion to the amounts received by them respectively.

(e) Any director against whom any claim shall be asserted under or pursuant to this Code section shall be entitled to contribution from the other directors who voted for or assented to the action upon which the claim is asserted.

(f) No liability under this Code section shall be asserted more than six years from the time the cause of action accrued.

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                              EXHIBIT 6 TO FORM T-1

                               CONSENT OF TRUSTEE

         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issuance of Foundation Capital Resources, Inc. Certificates of Indebtedness, Reliance Trust Company hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                     RELIANCE TRUST COMPANY


                                     By:      /s/ RICHARD D. THAYER
                                         --------------------------------------
                                              Richard D. Thayer
                                              Senior Vice President

                                       -9-

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                              EXHIBIT 7 TO FORM T-1

                             STATEMENT OF CONDITION

                             Reliance Trust Company
                                  Balance Sheet
                             As of December 31, 2001

ASSETS
Cash & cash equivalents                                     2,438,153
Accrued income receivable                                   5,145,649
Prepaid expenses                                              289,396
Note Receivable                                             1,920,442
Premises and equipment, net                                 1,689,903
Intangible assets                                              75,000
Other assets                                                  817,767
TOTAL ASSETS                                               12,376,310


LIABILITIES
Notes Payable                                                 745,558
Accounts payable and accrued expenses                       1,140,532
Deferred fee income                                           345,231
Obligation under capital lease                                123,224
TOTAL LIABILITIES                                           2,354,545


STOCKHOLDERS' EQUITY
Common stock                                                1,539,799
Additional paid-in capital                                  1,184,486
Retained earnings                                           7,297,479
TOTAL STOCKHOLDERS' EQUITY                                 10,021,764

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 12,376,310

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